                                                                  Exhibit 10.31

                   Confidential Materials omitted and filed
            separately with the Securities and Exchange Commission
               pursuant to a request for confidential treatment.
                          Asterisks denote omissions.

                         Software Maintenance Agreement


This Software Maintenance Agreement (the "Agreement") is entered into between


1. Board of Trade of the City of Chicago, Inc., 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois, 60604, United States of America

                                                           (hereinafter, "CBOT")

2. Ceres Trading Limited Partnership, c/o Electronic Chicago Board of Trade, Inc., 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America

                                                          (hereinafter, "Ceres")

and

1. Deutsche Borse AG, Neue Borsenstrasse 1, 60487 Frankfurt am Main, Germany

                                                           (hereinafter, "DBAG")

2. SWX Swiss Exchange, Selnaustrasse 30, 8021 Zurich, Switzerland

                                                            (hereinafter, "SWX")

3. Eurex Zurich AG, Selnaustrasse 30, 8021 Zurich, Switzerland

                                                   (hereinafter, "Eurex Zurich")

4. Eurex Frankfurt AG, Neue Borsenstrasse 1, 60487 Frankfurt am Main, Germany

                                                (hereinafter, "Eurex Frankfurt")

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                                      -2-


                                   PREAMBLE

A. Eurex Zurich and its wholly-owned subsidiary Eurex Frankfurt (referred to jointly as the "Eurex Entities"), are operating the electronic derivatives exchanges Eurex Zurich and Eurex Deutschland (the "Eurex Exchanges"). The technological basis of the Eurex Exchanges is the Eurex Software, a software jointly developed and owned by DBAG and SWX.

B. CBOT offers certain derivative products for trading on that certain electronic market currently operated on the basis of Release a/c/e 1.0 of the Eurex Software and formerly known as "a/c/e" (the "CBOT Electronic Market"). The host used for the CBOT Electronic Market is located in Chicago (the "Chicago Backend"). The CBOT Electronic Market is connected to a dedicated wide-area communications network provided by Deutsche Borse Systems AG ("DBS") (the "Network") that can be accessed through certain Access Points. To date, DBS, a wholly-owned subsidiary of DBAG, has provided to the CBOT/Eurex Alliance, L.L.C. for Ceres and CBOT, and to the Eurex Entities, DBAG and SWX, services related to the development and the application maintenance of the Eurex Software on the basis of a Master Software Development Agreement dated July 20, 2000 (the "Master Software Development Agreement"). The parties to the Master Software Development Agreement have decided to terminate the Master Software Development Agreement by way of a separate Reorganization Agreement dated an even date herewith (the "Reorganization Agreement"). The Reorganization Agreement also provides for termination of the Software License Agreement dated October 1, 1999 between DBAG and SWX (DBAG and SWX collectively referred to as the "Ownership Parties"), CBOT and Ceres which has to date governed CBOT's and Ceres' right to use the Eurex Software (the "Software License Agreement").

C. Following termination of the Software License Agreement, Ceres' and CBOT's right to use the Eurex Software are governed by a Non-exclusive Software License Agreement between the Ownership Parties, CBOT and Ceres dated an even date herewith (the "Non-exclusive Software License Agreement"). In addition, Ceres

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                                      -3-

     and CBOT desire that DBAG provide to Ceres certain maintenance services relating to the Licensed Programs. DBAG is prepared to provide Ceres with such services subject to the terms of this Agreement.

In consideration of the foregoing premises and the mutual covenants herein set forth, the parties agree as follows:

1.   Definitions

1.1 Terms used in this Agreement with initial capital letters (other than proper nouns) have the meanings set forth in the glossary of defined terms attached as Schedule 1.1.

2.   Scope of Agreement

2.1 Scope of Agreement. This Agreement governs the relationship between CBOT and Ceres, on the one hand, and DBAG, on the other hand, with regard to certain maintenance and development services to be provided by DBAG for the purpose of the operation of the CBOT Electronic Market as set forth in
     Section 4.1 (the "Maintenance Services"). The Eurex Entities and SWX shall neither be responsible nor be liable under this Agreement in any way for the provision of the Maintenance Services or for any failure of DBAG in performing the Maintenance Services. CBOT and Ceres shall neither be responsible nor be liable under this Agreement in any way for the provision of services to DBAG, SWX or the Eurex Entities, or for any act or omission of DBAG, SWX or the Eurex Entities.

2.2 Other Agreements. Ceres' right to use certain parts of the Eurex Software is governed by the Non-exclusive Software License Agreement. The installation and implementation of subsequent releases of the Eurex Software in the CBOT Electronic Market production environment are governed by the New Systems Operations Agreement dated an even date herewith between DBS, the Eurex Entities, CBOT and Ceres (the "New Systems Operations Agreement").

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                                      -4-

3.   Proprietary Rights

3.1 Ownership. The Ownership Parties are and shall remain the exclusive owners of the Eurex Software. CBOT and Ceres shall have no other right, title or interest in the Eurex Software other than as set forth in the Non-exclusive Software License Agreement. The Ownership Parties shall have and retain the exclusive right, title and interest in any future updates, releases or versions of, or relating to, the Eurex Software. CBOT's and Ceres' right to use such updates, releases and versions shall be governed exclusively by the Non-exclusive Software License Agreement. The provisions of this
     Section 3.1 also apply with regard to any development work performed upon specific request, and paid for, by Ceres or CBOT.

4.   Scope of Maintenance Services

4.1  Engagement.  Ceres hereby engages DBAG to provide the following services:

     4.1.1 Application maintenance in which DBAG will maintain the Licensed Programs as set forth in Schedule 4.1.1.

     4.1.2 Software development services regarding the Licensed Programs may be provided by DBAG to Ceres, upon specific request by Ceres. Any such request for the development of software is subject to a binding Change Request which the parties may agree upon in the outcome of the Change Request procedure set forth in Section 4.4.

4.2 Priority. If any provision in Schedule 4.1.1 expressly states that it has priority over the terms of this Agreement, or if any provision in a Change Request expressly contradicts a provision in this Agreement, the provision in the Schedule or the relevant Change Request will have priority over the relevant terms of this Agreement. If a provision in Schedule 4.1.1 or a Change Request contradicts a provision in another Change Request, the most recent provision will have priority.

4.3 Deliverables, Services, Tasks. Schedule 4.1.1 and each Change Request must describe the specific work results ("Deliverables") to be produced under the Schedule or Change Request. A Deliverable must include, if appropriate, functional and technical specifications for itself or for other Deliverables. Schedules and Change Requests relating to ongoing services ("Services") will

                    Software Maintenance Agreement - Final
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                                      -5-

     describe the service in detail and the standards for determining the quality of service. Schedules and Change Requests, and documents prepared pursuant to Schedules and Change Requests, will assign specific work ("Tasks") to the parties and establish time frames in which the Tasks are to be completed; Tasks will also constitute Deliverables to the extent that the Task requires the production of a specific work product and not just an ongoing service. Schedules and Change Requests can also establish the price for the Tasks, together with a payment schedule and may include a schedule of resources to be devoted to the work, including the number of man-days each party will provide, the equipment and the premises where the work will be carried out.

4.4 Change Request. Ceres or DBAG may request a change in Maintenance Services at any time ("Change Request"). The Change Requests listed in Schedule 4.4 have been agreed under the Master Software Development Agreement by the parties to such agreement and shall be deemed Change Requests pursuant to this Agreement.

     4.4.1 A Change Request will be in writing and will follow a format to be provided by DBAG. Each Change Request must contain sufficient information to enable the recipient to reasonably evaluate the Change Request including particularly:

            . a description of the change (including specifications, test procedures, date of completion etc.),

            .  reasons for the change,

            . additional resources required to implement the change (including any proposed subcontractors other than Freelancers),

           . impact on other elements of the Maintenance Services or work to be performed by DBS within the scope of the New Systems Operations Agreement,

           . impact on service levels established under the New Systems Operations Agreement,

           . cost impact of the change and allocation of responsibility for increased costs or benefits from reduced costs; if appropriate, the Change Request will contain either a time-and-materials

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                                      -6-

               price scheme or a fixed price for the additional work together with a payment schedule.

     4.4.2 If the party submitting a Change Request cannot reasonably provide sufficient information under the above categories using the party's own resources, the submitting party may require the other party or parties to assist in providing the missing information without undue delay. If a Change Request initiated by Ceres requires DBAG to expend more than one man-day in order to complete the information, DBAG can charge for the work on a "time-and-materials" basis if DBAG has informed Ceres in advance that it intends to charge for such efforts. DBAG will not charge if one man-day or less is required to complete the information.

     4.4.3 The parties recognize that there may be various solutions to each Change Request. DBAG will propose solutions that it reasonably believes will best meet the needs of Ceres while complying with the defined scope of work. If Ceres rejects a proposed solution that meets all of the requirements of this Agreement in favor of an alternative, DBAG will inform Ceres, in writing within two weeks of receipt of the alternative proposal about any anticipated increased costs or delay and, if appropriate, additional resources which are required, as well as all anticipated problems with the solution selected by Ceres such as impact on service levels. If the parties cannot reach agreement at the operational level Ceres may, at its own risk, insist on its alternative solution. In this event, DBAG will, subject to Section 4.4.5, be obliged to perform the work on the alternative solution once a corresponding Change Request, in which Ceres agrees to compensate DBAG for such work on a time-and-materials basis, has been signed by Ceres. The obligation of DBAG to perform work under such a Change Request is subject to the condition precedent that DBAG has reasonable access to the additional resources set forth in the notice submitted to Ceres under the third sentence of this Section 4.4.3.

     4.4.4 Any Change Request by either DBAG or Ceres shall be communicated to the designated recipient of the Change Request through the Eurex

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                                      -7-

            Entities. The Eurex Entities shall without undue delay investigate implications of the proposed Change Request on the Eurex Operations and on the compatibility of the software and the systems used for the operation of each of the Eurex Exchanges and the CBOT Electronic Market. Following such investigation, the Eurex Entities shall promptly forward, with comments as appropriate, the Change Request to the designated recipient. Any Change Request directly submitted to the designated recipient shall be deemed non-existing and shall not be processed by the recipient of such Change Request.

     4.4.5 A Change Request will become binding if it has been signed by Ceres, the Eurex Entities and DBAG. DBAG, the Eurex Entities and Ceres will evaluate Change Requests without undue delay. Except as provided in Sections 4.4.2 and 5.1, no party is under an obligation to perform work under a Change Request prior to the Change Request having been orderly signed; the costs for performing any such work prior to signing will be borne by the party performing the work.

     4.4.6 Under no circumstances shall DBAG and the Eurex Entities be obliged to agree to any Change Request that would have a negative impact on any of the Eurex Operations, the Eurex Software or the Network.

     4.4.7 In the event DBAG or the Eurex Entities unreasonably decline acceptance of a Change Request regarding the Licensed Programs which is necessary in order to adhere to legal or regulatory requirements (other than with respect to the Texas Case regarding which Section
            14.1.5 shall apply), Ceres may ask a third party to make the necessary modifications to the Eurex Software. In such case, (i) the Eurex Entities and DBS have to provide, subject to appropriate confidentiality undertakings, the relevant source code and the right to modify it, each as necessary, to such third party, and (ii) the implementation of the modifications made by the third party is subject to the approval by DBS and the Eurex Entities. In the event such approval is unreasonably declined by the Eurex Entities and/or DBS, Ceres may declare termination of this Agreement. In case the approval is given by DBS and the Eurex Entities, the modifications made

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                                      -8-

            by the third party may be used by Ceres and CBOT throughout the term of this Agreement.

4.5 System Investigation Request. Sections 4.4.4 and 4.4.6 shall apply with regard to any request for work under this Agreement that does not require a Change Request (a "System Investigation Request"). DBAG shall not perform any work under a System Investigation Request prior to the written approval of such System Investigation Request by the Eurex Entities. The System Investigation Requests listed in Schedule 4.4 have been agreed under the Master Software Development Agreement by the parties to such agreement and shall be deemed System Investigation Requests pursuant to this Agreement.

5.   Co-operation, Communication, Subcontracting

5.1 Critical Instructions. If Ceres issues an instruction to DBAG, the instruction is invalid until the Eurex Entities confirm the instruction. As a matter of exception, if Ceres issues a written instruction to DBAG which states that immediate compliance with the instruction is required by a regulatory agency having authority over the CBOT Electronic Market, DBAG shall immediately (i) commence work in accordance with the instruction, and
     (ii) forward a copy of the instruction to the Eurex Entities. Ceres will pay DBAG for all work under such an instruction on a time-and-materials basis. If DBAG reasonably believes that implementation of such an instruction is contrary to other work to be performed by DBAG under this Agreement or by DBS under the New Systems Operations Agreement, or the operation of any of Eurex Operations, DBAG will immediately notify Ceres and the Eurex Entities accordingly, and DBAG will not be required to implement the instruction until both Ceres and the Eurex Entities have confirmed the instruction.

5.2 Delays. Reference to obligations of Ceres also includes all Tasks to be performed by Ceres. DBAG will not be responsible for delays in work under this Agreement or for budget overruns which are caused by acts or omissions by Ceres. DBAG shall notify Ceres of the specific risk that the delay or budget overrun will occur, and Ceres must be given the opportunity to perform the relevant Task without undue delay.

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                                      -9-

5.3  Co-operation.  Ceres will provide the resources identified in Schedule
     4.1.1 and each applicable Change Request and perform such other Tasks as may be set forth in Schedule 4.1.1 and each Change Request. Ceres shall provide DBAG and its subcontractors with all reasonable co-operation and assistance in the performance of the Maintenance Services, in each case including:

     5.3.1 Ceres will make all decisions reasonably requested of it by DBAG in a timely manner; such decisions will be made at the latest within one week after receiving a written request from DBAG for the decision; provided that such one week period does not commence to run if Ceres still requires reasonable information from DBAG before making the decision. The one week period will be extended by a reasonable amount of time if circumstances require this.

     5.3.2 Ceres will provide in a timely manner all information which the Eurex Entities or DBAG or its subcontractors reasonably requests.

     5.3.3 Ceres will provide appropriately equipped facilities designated by the Program Managers, particularly in the United States of America (the "Facilities"), for carrying out the Maintenance Services within the scheduled time frame at the reasonable request of DBAG or its subcontractors. The appropriate equipment in the Facilities does not include components of the system which are being provided by DBAG.

     5.3.4 As DBAG or its subcontractors may reasonably request assistance, Ceres will make personnel resources available at locations where work within the scope of the Maintenance Services is being conducted in order to provide such assistance in a timely manner.

     5.3.5 Ceres will provide DBAG and its subcontractors with access to the Facilities where equipment required for the performance of the Maintenance Services is located 24 hours per day, 365 days per year (including weekends and holidays), except to the extent that security requirements make such access unreasonable.

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                                      -10-

     5.3.6 DBAG will provide reasonable assistance to Ceres and its employees and subcontractors so that they can perform their Tasks and other work relating to the Maintenance Services.

5.4 Program Managers. DBAG and Ceres will each appoint one Program Manager. Each Program Manager is entitled to make all decisions and issue all declarations on behalf of its principal with regard to any aspect of the Maintenance Services, provided, however, that the Program Managers are not entitled to make any decision without the consent of the Eurex Entities. Each party will also appoint substitute Program Managers who can exercise the authority of the Program Managers in their absence. Neither Ceres nor DBAG has any responsibility for monitoring whether the other side's Program Manager has actually complied with the internal approval procedures. One side's Program Manager can delegate authority for a specific matter or for categories of matters to another person by informing the other side's Program Manager in writing; the delegation of authority may only be cancelled by written notification to the other Program Manager. The names of the current Program Managers and their substitutes are set forth in
     Schedule 5.4.

5.5 Eurex Manager. The Eurex Entities will appoint a Eurex Manager. The Eurex Manager is entitled to make all decisions and issue all declarations on behalf of the Eurex Entities with regard to any aspect of the Maintenance Services. The Eurex Entities will also appoint a substitute Eurex Manager who can exercise the authority of the Eurex Manager in his absence. Neither Ceres nor DBAG has any responsibility for monitoring whether the Eurex Manager has actually complied with the internal approval procedures. The Eurex Manager can delegate authority for a specific matter or for categories of matters to another person by informing the Program Managers in writing; the delegation of authority may only be cancelled by written notification to the Program Managers. The names of the current Eurex Manager and his substitute are set forth in Schedule 5.4.

5.6 Escalation Committee. The parties will establish an "Escalation Committee" which will consist of CBOT's Chairman and Chief Executive Officer, the Officer of DBAG's Management Board responsible for DBAG's interest in the Eurex Operations and the Chief Executive Officer of the Eurex Entities. The purpose of

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                                      -11-

     the Escalation Committee is to discuss Problems which are not resolved by the Program Managers.

5.7 Subcontractors. DBAG may engage subcontractors for the performance of the Maintenance Services without CBOT's or Ceres' consent. Prior to engaging any subcontractor other than DBS or a subcontractor who is a natural person (such natural person a "Freelancer"), DBAG shall inform Ceres and the Eurex Entities about the intended subcontracting. Subject to Section 4.4.7, any engagement of a subcontractor that is not a member of the Eurex Group by Ceres to provide Maintenance Services shall require prior written approval by DBAG and the Eurex Entities. Each party will be liable for the performance of its subcontractors under (S) 278 German Civil Code. Each party must especially make sure that its subcontractors comply with all provisions of the Agreement relating to confidentiality and each party must require each of its subcontractors to execute appropriate non-disclosure agreements consistent with the requirements of Section 15.

6.   Legal and Regulatory Environment

6.1 Compliance. DBAG will perform the Maintenance Services in compliance with legal and regulatory requirements, if any, for the operation of the CBOT Electronic Market in effect on the Effective Date. Ceres is responsible for timely informing DBAG about these requirements and their impact on the Maintenance Services. DBAG and each of the Eurex Entities will monitor the compliance of their respective employees and subcontractors assigned to provide Maintenance Services with CFTC Regulation 1.59 and will require such persons to execute a letter in the form set forth in Schedule 6.1.

6.2 Other Standards. Ceres may require that the Maintenance Services will comply with other standards at any time by initiating the Change Request procedure.

6.3 Monitoring. Ceres is responsible for monitoring all changes in the legal and regulatory requirements and standards set forth in the preceding Sections 6.1 and 6.2 for the CBOT Electronic Market. Ceres will, through the Change Request procedure, inform DBAG without undue delay about any changes required in the

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                                      -12-

     Maintenance Services in order to comply with changes in such requirements and standards.

6.4 Regulatory Audits. At the request of CBOT, DBAG will grant reasonable access to its facilities, records and personnel to regulatory authorities for the purpose of auditing the CBOT Electronic Market.

7.   Development Environment

7.1 Location. DBAG will perform most of the work falling within the scope of the Maintenance Services in its own facilities in Frankfurt am Main, and DBAG will own, either directly or indirectly, the development environment in Frankfurt am Main.

8.   Problem Resolution

8.1 Notification. Each of the parties can notify each other at any time in writing about a "Problem". A Problem is (i) an alleged failure of a party to perform its obligations, (ii) a disagreement about whether requested work or material is within the scope of the Maintenance Services, or (iii) any circumstance, whether or not within the control of the parties, which adversely affects performance under this Agreement within the agreed time and budget. For purposes of this Section 8, the Eurex Manager shall be deemed a Program Manager.

8.2 Timeliness. Each of the parties will inform each other about a Problem without undue delay after becoming aware of it. If documentary evidence clearly shows that a party was aware of a Problem or should have been aware of the Problem exercising a highly professional standard of care, and the party failed to inform the other party within two weeks of becoming aware or when it should have become aware, the party who raises the Problem cannot assert any claims or other rights against the other party resulting from the Problem prior to notification, but the party raising the Problem can require the other party to correct the Problem without undue delay.

8.3 Content. Notification of a Problem shall be in a written "Problem Report" which at a minimum contains sufficient information (to the extent reasonably available to

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                                      -13-

     the notifying party) under the following headings to reasonably evaluate the Problem:

            . description of the Problem including a designation of those parts of the Maintenance Services affected by the Problem,

            .  estimated impact on timing and costs,

            .  proposal for corrective action,

            .  description of the resources needed for the corrective action,

            . proposal for allocation of costs resulting from the Problem and the corrective measures.

     A Problem Report needs to be signed by the Program Manager of the party submitting the Problem Report.

8.4 Resolution. If the Program Managers cannot resolve a Problem within 10 Business Days after a Problem Report has been submitted, either party can refer the Problem in writing to the Escalation Committee. The Escalation Committee cannot impose a resolution of a Problem on a party without the party's consent. If any Program Manager notifies the other Program Managers in writing that the Problem is urgent, the period of 10 Business Days for referral to the Escalation Committee will not apply, i.e. the Problem can be referred immediately. If the Escalation Committee is unable to resolve the Problem within 30 Business Days after the problem has been referred to it in writing, or such earlier date if it agrees that it cannot resolve such Problem, either party may proceed to arbitration as set forth in
     Section 18.9.

8.5 Continued Performance. Pending resolution of a Problem (including through arbitration) involving an allegation of improper performance on the part of DBAG, Ceres must continue to make payments on DBAG's invoices relating to the Maintenance Services equal to (i) the amounts owed for work not materially affected by the alleged improper performance, and (ii) 75% of the other invoiced amounts. DBAG cannot suspend performance, pending resolution of a Problem. However, if Ceres fails to comply with its obligation under the first sentence of this Section 8.5, DBAG can suspend its performance only for the work for which

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                                      -14-

     payment has been withheld in violation of the first sentence of this
     Section 8.5. If Ceres has suspended payment only under a Change Request, DBAG can only suspend performance of its work under that Change Request. Under no circumstances will DBAG suspend performance except as permitted under this Section 8.5.

8.6 Record. If the parties resolve a Problem without arbitration, the parties will record the resolution in writing.

8.7 No Waiver. Compliance with the Problem resolution procedure does not waive any substantive rights or remedies under this Agreement.

9.   Quality Control

9.1 Deliverables Sign-Off. DBAG will submit Deliverables to Ceres for "Sign-Off" using a Sign-Off Form (in a form to be provided by DBAG). Sign-Off on a Deliverable does not constitute acceptance or part acceptance of such Deliverable. The party receiving a Deliverable will sign and return the Sign-Off Form or a Deficiency Report (in a form to be provided by DBAG), and will provide the Eurex Entities with a copy of such document. Ceres will examine the Deliverables for any discrepancies between the required functionality and other characteristics of the Deliverable required by this Agreement and the actual functionality and other characteristics of the Deliverable as submitted ("Deviations"). However, Ceres is under no obligation to examine the technical solutions contained in the Deliverables. The Deficiency Report will contain a detailed description of any Deviations. A Deficiency Report requires the signature of Ceres' Program Manager. DBAG will correct the Deviations without undue delay and resubmit the Deliverable. Subject to Section 9.2, this process will be repeated until all Deviations have been corrected. Failure to submit the Sign-Off Form or a Deficiency Report within two weeks of receipt of the Deliverable will constitute Sign-Off.

9.2 Repeat Attempts. If DBAG fails to correct a Deviation listed in a Deficiency Report on the first try, DBAG will not be entitled to charge for further work required to correct the Deviation. Notwithstanding the foregoing, DBAG will not

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                                      -15-

     charge any additional fee for any work required to correct a Deviation in a Deliverable to the extent that Ceres is paying a fixed fee for such Deliverable. Should DBAG fail to cure a Deviation within a reasonable time, Ceres may subcontract the work to a third party, and DBAG will return any remuneration already received for the Deliverable to the extent that the DBAG work cannot reasonably be used. DBAG will co-operate with the new subcontractor. The liability of DBAG to make payments under this Section
     9.2 is limited to the amount which DBAG received for the corresponding work.

9.3 No Deviation. If an alleged Deviation described in a Deficiency Report is found not to exist and if the alleged Deviation instead constitutes a change in the scope of the Deliverable, DBAG will notify Ceres accordingly, and Ceres can then initiate the Change Request procedure. If Ceres and DBAG disagree about the existence of a Deviation and the disagreement is not resolved by the Program Managers, either DBAG or Ceres can initiate the Problem Report procedure.

9.4 Deliverables Acceptance. DBAG will notify Ceres, with a copy to the Eurex Entities, that a Deliverable due under this Agreement or any applicable Change Request is ready for Acceptance after DBAG has successfully completed testing, unless otherwise agreed. Ceres will have the right to test (in accordance with the applicable Test Procedures) all of the Deliverables, and in combination with any other systems, software or hardware with which the Deliverables are intended to be used. In accordance with Sections 9.4.1 through 9.4.3, Ceres will either sign an acceptance form in a form agreed to by Ceres and DBAG (the "Acceptance Form") or a Deficiency Report, in each case with a copy to be provided to the Eurex Entities.

     9.4.1 When Ceres submits a Deficiency Report in connection with the Acceptance of a Deliverable, in addition to the detailed description of any Deviation, Ceres will classify the Deviation as follows:

            Class 1: The Deviation would prevent the Deliverable as a whole from operating or would have such an impact on the operation of the Deliverable that its use in production would not be commercially viable.

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                                      -16-

            Class 2: The Deviation would have a materially detrimental impact on the operation of the Deliverable as a whole, although the Deliverable could still be used in production in a commercially viable manner, if necessary with reasonable work-around efforts. If a combination of Class 2 and Class 3 Deviations would prevent the Deliverable as a whole from being used in a commercially viable manner, the combination of Class 2 and Class 3 Deviations constitutes a Class 1 Deviation.

            Class 3: These are any other Deviations. If a combination of Class 3 Deviations would prevent the Deliverable as a whole from operating or would have such an impact on the operation that its use in production would not be commercially viable, the combination of Class 3 Deviations constitutes a Class 1 Deviation. If a combination of Class 3 Deviations would have a materially detrimental impact on the operation of the Deliverable as a whole, although it could still be used in production in a commercially viable manner, if necessary with work-around efforts, the combination of Class 3 Deviations constitutes a Class 2 Deviation.

     9.4.2 If Ceres classifies a Deviation as a Class 1 Deviation during the Test Procedure, Ceres can cancel or interrupt the Test Procedure and require DBAG to reexamine the Deliverable and correct the Deviation and any other Deviations which were already identified as soon as possible using its best efforts prior to resubmitting the Deliverable for the Test Procedure. If Ceres classifies a Deviation as a Class 2 Deviation during the Test Procedure, the Test Procedure will continue to the extent reasonably feasible, and DBAG will correct the Deviation and any other Deviations which were already identified as soon as possible using its best efforts. Ceres must only accept the Deliverable as a whole after conclusion of the Test Procedures when all Class 1 Deviations have been corrected.

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                                      -17-

     9.4.3 After conclusion of the Test Procedure, Ceres is not entitled to refuse Acceptance of the Deliverable due to Class 2 or Class 3 Deviations. However, DBAG must correct the Class 2 and Class 3 Deviations without undue delay after they have been reported.

     Failure to submit the Acceptance Form or a Deficiency Report within two weeks after the Test Procedures have been concluded constitutes Acceptance of the Deliverable. If the parties disagree about the classification of a Deviation and the disagreement is not resolved by the respective Program Managers, either party can initiate the Problem Report procedure.

9.5 Services. Services, which are not part of any Deliverable (i.e., training services), are not subject to the Sign-Off procedures; rather, Ceres can register complaints on a Deficiency Report if it is dissatisfied with a Service. During the performance of Services any deficiencies must be submitted in writing to DBAG (with a copy to the Eurex Entities). If documentary evidence clearly shows that Ceres was aware of a deficiency in the Service or should have been aware of the deficiency in the Service exercising a highly professional standard of care, and that Ceres fails to inform DBAG (with a copy to the Eurex Entities) within two weeks of becoming aware thereof, Ceres cannot assert any claims or other rights against DBAG resulting from the deficiency in the Service prior to notification, but Ceres can require DBAG to correct the deficiency in the Service without undue delay. DBAG must correct the deficiency at its expense.

10.  Service Fees, Payment

10.1 Service Fee. Schedules 4.1.1 and 10.2 and, if applicable, the Change Requests will specify the fees ("Service Fees"), reimbursable expense categories and payment schedules payable by Ceres to DBAG. Ceres will only reimburse DBAG for those categories of expenses identified in the Schedules and the Change Requests or elsewhere in this Agreement and only to the extent the expenses are reasonable and documented.

10.2 Time and Materials. If this Agreement, a Schedule or a Change Request does not specify a Service Fee or specifies that charges will be on a time-and-materials
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                                      -18-

     basis, DBAG will charge on a time-and-materials basis according to the DBAG catalogue of prices attached as Schedule 10.2 (the "DBAG Catalogue of Prices").

10.3 Invoices. DBAG will send invoices to Ceres. Each invoice will include supporting information for the specific line items which are charged. Ceres can conduct an audit of DBAG's records to the extent reasonably required to confirm the accuracy of the invoiced amounts (e.g., reviewing timesheets, travel expense reports). If the audit reveals a variance of more than 5% in a calendar quarter between the invoiced amount and, if less, the correct amount, DBAG will reimburse Ceres for the cost of the audit.

10.4 VAT, Tax Laws. The parties acknowledge that the Maintenance Services provided by DBAG are under current German law not subject to Value Added Tax. Accordingly, the Service Fees invoiced by DBAG to Ceres are net of any Value Added Tax. In case all or part of the Maintenance Services become subject to Value Added Tax under the then current law and DBAG is required to pay and has paid such tax, Ceres shall reimburse DBAG the charge of Value Added Tax in the amount as stipulated by law for the respective service. If tax laws change after the execution of this Agreement so that Ceres is required to pay any new non-refundable taxes to a tax authority on payments made to DBAG under this Agreement, Ceres can require DBAG to commence negotiations on an adjustment of this Agreement in order to minimize the tax detriment to Ceres. No party is under an obligation to accept an adjustment which would have a materially detrimental financial impact on it or one of its Affiliates. If Ceres and DBAG do not agree on an adjustment within two months of receipt of the request to commence negotiations, the party for which there would be a materially detrimental financial impact on itself or one of its Affiliates can terminate this Agreement by written notice effective at the end of the calendar month following the month in which the notice is given. DBAG will charge for its efforts to wind down the work under this Agreement or transfer the work to any other party or third party on a time-and-materials basis.

     Prior to receiving any payment which may be subject to United States withholding taxes from Ceres, DBAG shall confirm in writing that such payment is not subject to withholding taxes or deliver to such party two original copies of Internal

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                                      -19-

     Revenue Service Form "W-8BEN" or "W-8ECI" (or any successor forms), accurately completed and duly executed by the issuer of the invoice, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that the issuer of the invoice is not subject to deduction or withholding of United States federal income tax with respect to such payments. DBAG hereby agrees, from time to time after the initial delivery by DBAG of such confirmation, forms, certificates or other evidence whenever a lapse in time or change in circumstances renders such confirmation, forms, certificates or other evidence obsolete or inaccurate in any material respect, to deliver to Ceres a reconfirmation that such payment is not subject to withholding tax or two new original copies of Internal Revenue Service Form "W-8BEN" or "W-8ECI" (or any successor forms) accurately completed and duly executed by the issuer of the invoice, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to confirm or to establish that the issuer of the invoices is not subject to deduction or withholding of United States federal income tax with respect to any such payments. Notwithstanding this Section 10.4, the relevant Service Fees shall be paid net of any U.S. withholding tax caused by the failure of DBAG to provide Ceres with such forms, certificates or other evidence.

10.5 Payments. All payments are due within 20 Business Days of receipt of an undisputed invoice and are not subject to any deductions for prompt payment (Skonto). All payments will be made free of bank charges or other deductions to an account which DBAG specifies in writing to Ceres.

10.6 Set-Off. Legal rights of any party to set-off against claims of the other party are excluded, except where the corresponding claim of such party has either been determined by a final arbitral award pursuant to Section 18.9 or expressly acknowledged by the other party in writing.

11.  Warranties

11.1 Exclusion. Except as set forth in Section 11.2, all claims under warranty (Gewahrleistungsanspruche) against DBAG for any defects in a Deliverable included or used in the Licensed Programs that arise after Ceres' Acceptance of a

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                                      -20-

     Deliverable are excluded. However, if DBAG has a claim under warranty or for any other reason against any subcontractor or other third party, in each case other than DBS, related to any Deliverable, DBAG will inform Ceres about the claim and, at the request of Ceres, assign the claim to Ceres or assert the claim for the account of Ceres.

11.2 General Warranties. The condition of the Deliverables (vereinbarte Beschaffenheit) shall be as follows: (i) each Deliverable will be free from all viruses, worms, trojan horses, cancelbots and other contaminants including, without limitation, any codes or instructions that can be used to access, modify, delete or damage any data files or other computer programs used by Ceres or CBOT; and (ii) subject to Section 14.1.5, the Deliverables do not, and will not, infringe, misappropriate or otherwise violate any proprietary right of any third party (the exclusive remedies for this last warranty (ii) are set forth in Section 14). These general warranties apply to standard third party software (e.g., standard Microsoft products) only to the extent that DBAG has corresponding warranties from the third party.

12.  Limitation of Liability

12.1 Conduct. DBAG, SWX or the Eurex Entities, as the case may be, will each be severally liable (including consequential damages) to Ceres and CBOT and only to the extent that DBAG's, SWX's or the Eurex Entities', as the case may be, intentional misconduct or gross negligence causes or results in any damages or harm to Ceres or CBOT. Ceres and CBOT will be liable (including consequential damages) to DBAG, SWX and to the Eurex Entities only to the extent CBOT's or Ceres' intentional misconduct or gross negligence causes or results in any damages or harm to DBAG, SWX or the Eurex Entities. If DBAG, on the one hand, or CBOT or Ceres, on the other hand, notifies the other that it has failed to properly perform an obligation, even if the failure was without fault, and the notified party fails to cure the failure within a reasonable period, the notified party will be liable only in the event such failure to cure is a result of gross negligence or intentional misconduct. It is the understanding of the parties that the preceding sentence reflects their understanding of Section 11.1, last sentence of the Master Software Development Agreement.

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                                      -21-

12.2 Breach of Contract. This Agreement (including Schedules and Change Requests) may contain provisions on liability which apply exclusively in specified circumstances; to the extent this is the case, all further liability shall be excluded. To the extent that a specific provision does not exist and a party, as a result of negligent conduct, materially breaches a contractual obligation, that party will, subject to the limitation set forth in Section 12.3, be liable for the harm suffered by the other parties, except for consequential damages.

12.3 Limitation of Liability. The total liability of DBAG, SWX and the Eurex Entities, on the one hand, and Ceres and CBOT, on the other hand, for violations of any obligations under or in relation to this Agreement, including a breach of the warranties issued pursuant to Section 11.2, and the New Systems Operations Agreement is limited to (Euro) [**] per calendar year, whereby, for the purposes only of this provision, a liability of DBS under the New Systems Operations Agreement shall be deemed a liability of DBAG. This limit also applies to claims arising under provisions on liability which apply exclusively in specific circumstances. This Section
     12.3 does not apply to claims under Section 14.

12.4 Claims Exceeding Limitation of Liability. If DBAG, on the one hand, or Ceres or CBOT, on the other hand, violate its obligations under this Agreement and the Software Maintenance Agreement to the extent that the other party would have claims against the violating party in excess of
     (Euro) [**] in any calendar year but for Section 12.3, the party whose claim is limited by Section 12.3 can terminate its participation in this Agreement pursuant to Section 17.2 within one month after notifying the other party in writing of the claim and the amount in excess of (Euro) [**] ("Claim"). A party which receives notice of the Claim under this Section
     12.4 can cancel the effect of the notice of termination by paying to the terminating party the excess amount stated by the terminating party in its notice under the first paragraph of this Section 12.4 within one week of receiving the notice of termination; such payment does not prejudice the rights of any of the parties under the Problem resolution procedures or in arbitration.

12.5 Sole Liability. SWX and the Eurex Entities shall each be severally liable to Ceres and CBOT solely for damages arising from their own intentional misconduct or gross negligence, respectively. Under no circumstances shall SWX and the Eurex

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                                      -22-

     Entities be liable to Ceres or CBOT jointly and severally (gesamtschuldnerisch) with DBAG (i) for the performance of, or DBAG's or its subcontractors' failure to perform, any of DBAG's obligations pursuant to this Agreement, or (ii) any conduct (Section 12.1) of, or the breach of contract (Section 12.2) by, or warranties or covenants of, DBAG or any of its subcontractors.

12.6 Insurance. The limits on liability in Section 12.3 do not apply to the extent that a party maintains insurance policies which would provide coverage in excess of the limits on liability. The parties will inform each other about current and future insurance policies which provide coverage in excess of the limits in Section 12.3. At the request of Ceres, DBS will have Ceres named as additional beneficiary under existing insurance policies; Ceres will bear any additional costs. DBS will conclude future insurance policies giving coverage in excess of the limits in Section 12.3 upon receiving corresponding instructions from Ceres and an undertaking by Ceres to reimburse DBS for the corresponding insurance premiums. Ceres can determine the insurer, the beneficiaries and other aspects of the insurance policies.

13.  Personnel

13.1 Qualifications. DBAG will only assign personnel to the Maintenance Services who are suitably qualified for the performance of DBAG's obligations under this Agreement. Ceres will only assign personnel to the Maintenance Services who have sufficient knowledge of the aspects of the relevant business, functional requirements, practices and areas of expertise in order to provide efficient cooperation with DBAG in performing the work under the Schedules or the Change Requests.

13.2 Transfer. DBAG and Ceres, respectively, can require at any time that an individual assigned to the Maintenance Services be removed if such request is based on plausible reasons and not purely arbitrary. Such a demand is only permissible if the demanding party can provide clear and convincing evidence that the continued presence of the individual will endanger the successful completion of the work for which the individual is responsible. All demands for transfer or removal must be in writing and must state the reasons for the demand. The other

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                                      -23-

     party must comply with the request within two weeks and provide a suitable replacement without undue delay or deliver a Problem Report to the demanding party.

14.  Indemnification

14.1 Third Party Intellectual Property.

     14.1.1 Subject to Section 14.1.5, DBAG will indemnify, defend and hold Ceres and CBOT harmless for all losses, damages, expenses and costs (excluding consequential damages except in the case of intentional misconduct or gross negligence on the part of DBAG) related to or arising from all claims asserted by third parties against Ceres or CBOT caused by the performance of the Maintenance Services in which the third parties allege violations of intellectual property rights or of similar proprietary rights (e.g., under laws against unfair competition).

     14.1.2 Ceres and CBOT will inform DBAG without undue delay when such claim is asserted against it. DBAG will select, at its own expense, legal counsel reasonably acceptable to Ceres and CBOT for any proceedings, although Ceres and CBOT are permitted to have, at their own expense, legal counsel of their choice also participate in the proceedings.

     14.1.3 Neither Ceres nor CBOT is permitted to settle any claims of third parties covered by Section 14.1.1 so long as DBAG fully complies with its obligations under the above provisions, unless such settlement includes a release of DBAG from liability under the claim that is the basis of the proceeding.

     14.1.4 If Ceres or CBOT, as the case may be, are prohibited in proceedings about intellectual property rights (other than the Texas Case) or similar proprietary rights directed against any of them from using a Deliverable, or if such a prohibition is probable in its reasonable estimation, DBAG, at its own cost, will use reasonable efforts to obtain the right for Ceres to continue to use such Deliverable on commercially reasonable terms or use reasonable efforts to modify such Deliverable in such a manner that the

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                                      -24-

             violation of the intellectual property right or similar proprietary right no longer exists. This Agreement will then apply to the new or modified Deliverable.

     14.1.5 The parties are aware of the claims based on U.S. Patent No. 4,903,201 (the "Patent") asserted in the case captioned eSpeed, Inc. and Electronic Trading Systems Corporation v. Board of Trade, et al., Civil Action No. 3-99CV1016-M, pending in the United States District Court for the Northern District of Texas (the "Texas Case"). None of the parties to this Agreement have any reason to believe that, when used in the manner contemplated in this Agreement, any component of either the Maintenance Services or the System do or will infringe any valid patent rights of the plaintiff in the Texas Case. Notwithstanding any other provision of this Agreement, no party shall have any liability to another party under this Agreement arising out of or in connection with the Patent or any claims asserted with respect thereto, in the Texas Case or otherwise, based upon the Patent. If the decision in the Texas Case is in favor of the plaintiff, DBAG and Ceres will use good faith efforts to modify, if applicable, the Maintenance Services so that the Texas Case does not affect the performance of the Maintenance Services. Ceres shall pay for any such efforts of DBAG on a time-and-materials basis.

14.2 General Indemnification.

     14.2.1 Each party will hold each other party harmless from any claim asserted against it by such other party's respective personnel or subcontractors for personal injury or damage to property incurred while such personnel is at such party's or an Affiliate's facilities in connection with this Agreement unless the harm was the result of intentional misconduct or gross negligence on the part of the other party or its Affiliate. Each party will also hold each other party harmless from claims asserted against such party by third parties resulting from intentional misconduct or negligence of such party's personnel.

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                                      -25-

     14.2.2 Each party will notify each other without undue delay if a claim is asserted for which a party will be seeking indemnification. The right to indemnification also covers the indemnified party's costs in defending against the claim so long as the indemnified party coordinates the defense of the claim with the party against whom indemnification is claimed. A party seeking indemnification is not permitted to settle the matter so long as the party against whom indemnification is claimed is in compliance with its obligations under this Section 14.2.2 unless such settlement includes a release of indemnifying party from liability under the claim that is the basis of the proceeding.

15.  Confidentiality

15.1 Confidential Information. The parties acknowledge that they have received and will receive confidential information in connection with this Agreement and the transactions contemplated hereby related to and including trade secrets and business information regarding the business, financial situation, products and prospects of the other parties and their Affiliates ("Confidential Information"). For purposes hereof, Confidential Information includes but is not limited to (i) all documents and other media given or shown to any other party containing the legend "confidential", (ii) all documents, other media and other information (whether or not in written form) ancillary or related to such documents, (iii) all documents, other media and other information (whether or not in written form) prepared by the receiving party to the extent that they contain, reflect or are based upon, in whole or in part, any Confidential Information furnished by the disclosing party, (iv) except as set forth in any marketing plan or press release to which the parties mutually agree in writing, all information related to the subject matter of this Agreement, (v) all information that is Confidential Information as defined in Section 7.2 of the Non-exclusive Software License Agreement, and (vi) all Confidential Information as defined in each of the Preexisting Agreements. Confidential Information does not include any information: (i) which becomes generally available to the public other than as a result of a breach of this Section 15.1, (ii) which is received from a third party provided that the third party is not bound by an obligation of confidentiality with respect to such information, or (iii)

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                                      -26-

     which was legally in a party's possession without obligations of confidentiality prior to such information being furnished as Confidential Information.

15.2 Use. The parties agree that all Confidential Information will be used only for the purpose of providing the Maintenance Services to Ceres and CBOT under this Agreement. The receiving party of each item of Confidential Information will use reasonable efforts, taking into account the materiality and proprietary nature of the particular Confidential Information, to protect such Confidential Information from unauthorized use or disclosure (intentional, inadvertent or otherwise) and, in any event, will exercise at least the same reasonable level of care to avoid any such unauthorized use or disclosure as it uses to protect its own information of a like nature. For the avoidance of doubt, the Confidential Information of a party may not be used by another party for any purpose other than to provide services to CBOT or Ceres under this Agreement or the New Systems Operations Agreement.

15.3 Exceptions. Notwithstanding the foregoing, the parties may disclose Confidential Information to third parties with the prior written consent of the other parties hereto, and the parties will be free to disclose Confidential Information without the consent of the other parties to their attorneys and accountants, their clearing organizations, and to governmental entities and applicable self-regulatory organizations in connection with obtaining regulatory approvals to the extent necessary and reasonably appropriate to obtain such approvals or as otherwise required by law, rules of, or direction by, regulatory authorities having jurisdiction over the disclosing party, and only to the extent required by or reasonably requested by such authority, as well as to their directors, employees, attorneys, consultants and agents on a need-to-know basis in connection with their duties, as long as such persons are advised of the confidential nature of such information and their obligation to protect it as confidential and are bound by confidentiality undertakings consistent with this Section 15.

15.4 Return/Destruction. If this Agreement is terminated for any reason, the receiving parties of each item of Confidential Information, including documents, contracts, records or properties, will return it to the disclosing party thereof or, in the receiving party's discretion, destroy it and provide a certification to the disclosing party that all such Confidential Information has been returned or destroyed

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                                      -27-

     immediately after termination, except to the extent that retention of any Confidential Information is expressly permitted by any other written agreement among the parties or their Affiliates. The provisions of this
     Section 15 will survive the termination of this Agreement.

16.  Public Notices

16.1 Press Releases. Notwithstanding Section 11.1 of the Reorganization Agreement, and subject to the other parties' prior written approval, which will not be unreasonably withheld, each party and its subcontractors may advertise and publicize the fact that the parties are cooperating on the Maintenance Services. The parties will cooperate in drafting press releases concerning the Maintenance Services.

16.2 Disputes. Notwithstanding Section 11.1 of the Reorganization Agreement, any statement to the press (or to a third party with the intent that the third party forward the statement to the press) concerning a Problem in which one party allocates blame for the Problem to another party requires the written approval of all parties, which consent will not be unreasonably withheld.

16.3 Terms of Agreement. No party will disclose the terms and conditions of this Agreement or proposed Change Requests except to the other parties or as reasonably required to perform its obligations or as required by law, or for such disclosures as may be necessary or desirable in the ordinary course of such party's business including, without limitation, disclosures with attorneys, consultants, accountants and similar professionals.

17.  Termination, Term

17.1 Term. The term of this Agreement begins as of the Effective Date, and ends on December 31, 2003, unless terminated earlier pursuant to Sections 17.2 or 17.3.

17.2 Termination for Cause (Kundigung aus wichtigem Grund).

     17.2.1 Each of DBAG and Ceres may terminate this Agreement, if the other party after receiving a written reminder (Mahnung) setting a reasonable

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                                      -28-

             deadline for compliance, has not complied with terms of an agreement resolving a Problem within two weeks of conclusion of a Problem Report procedure relating to such Problem. They may also terminate this Agreement with immediate effect without first implementing the Problem Report procedure if the other party intentionally commits a material breach of the obligation of confidentiality (Section 15).

     17.2.2 The Eurex Entities may terminate this Agreement for cause, if CBOT and/or Ceres are breaching their obligations under the Network Restriction. Either of the Eurex Entities, on the one hand, and CBOT and Ceres, on the other hand, may terminate this Agreement for cause in the event the other party is in breach with its obligations under the Product Restrictions.

     17.2.3 DBAG may terminate this Agreement upon the public announcement of, or the filing of a notice with the SEC relating to, a Change of Control of any member of the CBOT Group other than C-B-T Corporation and its legal successors or assigns (to the extent it remains in its present lines of business), provided that (i) all Service Fees that would have to be paid by Ceres (to be calculated on the basis of the average payment of Service Fees until declaration of termination) throughout the entire regular term of the Agreement (i.e. through December 31, 2003) are immediately due and payable, and (ii) DBAG will ensure termination assistance for a period no longer than two months from the declaration of termination by DBAG, and (iii) in the event a public announcement or SEC filing takes place after December 31, 2002, only the closing of the so announced or notified transaction shall trigger the termination right and termination assistance shall in such case be made available for a period of four months from the declaration of termination, but in no event beyond December 31, 2003. Termination assistance shall mean that DBAG shall continue to perform the Maintenance Services, and Ceres shall have the obligation to pay for the Maintenance Services, each as set forth in this Agreement, through the end of the termination assistance. To the extent required by a corresponding written notice of Ceres, DBAG must decide within 30 days

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                                      -29-

             of receipt of such notice whether or not to exercise the right to terminate pursuant to this section.

     17.2.4 DBAG may terminate this Agreement upon the public announcement of, or the filing of a notice with the SEC relating to, the introduction of a system succeeding the System after the end of the Follow-up Agreements (as defined in the Reorganization Agreement), provided that (i) all Service Fees that would have to be paid by Ceres (to be calculated on the basis of the average payment of Service Fees until declaration of termination) throughout the entire regular term of the Agreement (i.e. through December 31, 2003) are immediately due and payable, and (ii) DBAG will ensure termination assistance (as described in Section 17.2.3) for a period no longer than two months from the declaration of termination by DBAG, and (iii) this Section 17.2.4 applies only in the event such public announcement or SEC filing takes place before December 31, 2002 and if another exchange or contract market, or any of its respective Affiliates, is directly or indirectly involved in providing the succeeding systems or services related thereto. This Section 17.2.4 does not apply with regard to the introduction of any system which solely relates to open outcry trading, clearing or market surveillance. To the extent required by a corresponding written notice of Ceres, DBAG must decide within 30 days of receipt of such notice whether or not to exercise the right to terminate pursuant to this section.

     17.2.5 This Section 17.2 does not limit the rights of the parties to terminate this Agreement for cause (Kundigung aus wichtigem Grund) generally available under German law.

17.3 No Termination for Convenience. For the avoidance of doubt, no party shall be entitled to terminate this Agreement for convenience.

17.4 Termination of Other Agreements. This Agreement shall terminate in the event either of the Non-exclusive Software License Agreement or the New Systems Operations Agreement terminates as of the date on which such agreement terminates. DBAG will be entitled to payment on a time-and-materials basis for

                    Software Maintenance Agreement - Final
     the work performed after termination for the purpose of winding down. For the avoidance of doubt, this Agreement is deemed to be terminated pursuant to Section 17.2.3 in the event that the Non-Exclusive Software License Agreement is terminated pursuant to its Section 8.2 or the New Systems Operations Agreement is terminated pursuant to its Section 17.2.3.

18.  General Provisions

18.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents required or permitted under this Agreement must be in writing and must be either (i) delivered by hand, (ii) mailed by certified or registered mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, (iii) sent by overnight courier, or (iv) transmitted by facsimile transmission, with confirmation of transmission, and are given when received by the recipient. All notices, requests and consents to be sent to a party must be sent to or made at the address given for that party in the heading of this Agreement, or such other address as that party may specify by notice to the other parties.

18.2 No Side Agreements, Amendments. While there are related agreements to which some or all of the parties hereto are parties (the Reorganization Agreement, the Non-exclusive License Agreement, the New Systems Operations Agreement and the surviving provisions of the Preexisting Agreements), this Agreement constitutes the complete agreement of the parties with respect to the matters set forth herein, and there are no oral or written side agreements to this Agreement. Amendments or supplements to this Agreement, including this Section 18.2, must be in writing and signed by all of the parties to be effective.

18.3 Savings Clause. The invalidity of individual provisions in this Agreement will not result in the entire Agreement being invalid. An invalid provision will be deemed to have been replaced by a valid provision which comes as close as possible to achieving the commercial purpose of the invalid provision.

18.4 Assignment. No party may assign this Agreement or any portion hereof, by Change of Control, operation of law or otherwise, without obtaining the prior

                    Software Maintenance Agreement - Final
     written consent of the other parties. The parties will grant their consent to the assignment of rights or obligations by a party to an Affiliate of such party if (i) the assigning party remains liable for any assigned obligations as a jointly and severally liable guarantor (selbstschuldnerische Burgschaft) with the assignee, (ii) the assigning party, together with its rights and obligations under this Agreement, assigns its rights and obligations, if any, under the Reorganization Agreement, the Non-exclusive Software License Agreement and the New Systems Operations Agreement to the assignee, or (iii) in case of Ceres being the assigning party, CBOT assumes a performance guarantee as set forth in
     Section 18.10 with regard to the assignee. The exceptions to the definition of "Change of Control" for CBOT and SWX do not require the consent of the other Parties under this Section 18.4. For the avoidance of any doubt, the above shall not entitle a party to invoke a preliminary injunction or to seek any other remedy in order to prevent the occurrence of a Change of Control.

18.5 Applicable Law. This Agreement is governed by and subject to the laws of the Federal Republic of Germany, to the exclusion of its conflicts of law rules. The laws under the UN Treaty on the International Sale of Goods shall not apply.

18.6 Language. English is the official language of this Agreement. Any notice, request or consent must be in English.

18.7 Survival. Any provisions of this Agreement that can reasonably be interpreted as being intended to survive the termination of this Agreement will survive the termination of this Agreement.

18.8 Further Assurances. The parties will execute and deliver such further documents and instruments, make such other filings and take such further actions in addition to those contemplated herein as may be reasonably requested by the other parties (other than the material payment of money) to carry out the intents and purposes of this Agreement.

18.9 Arbitration Procedure. Except with regard to actions seeking temporary or permanent injunctive relief, any dispute arising under or in connection with this Agreement between or among any parties to this Agreement will be finally settled by arbitration in accordance with the arbitration rules of the United Nations

                    Software Maintenance Agreement - Final

       Convention on International Trade Law (the "UNCITRAL Rules"). Prior to commencing arbitration, the parties, to the extent applicable, must have complied with the Problem procedures set forth in Section 8.

       18.9.1 The arbitration will be conducted by three (3) arbitrators. Such arbitrators are to be appointed in accordance with Article 7 of the UNCITRAL Rules.

       18.9.2 Where there are multiple parties, whether as claimant or as respondent the multiple claimants, jointly, and the multiple respondents, jointly, shall nominate an arbitrator pursuant to
               Article 7 of the UNCITRAL Rules. In the absence of such a joint nomination and where all parties are unable to agree to a method for the constitution of the Arbitral Tribunal, the London Court of International Arbitration (the "Appointing Authority" for the purposes of the application of the UNCITRAL Rules) may appoint each member of the Arbitral Tribunal and shall designate one of them to act as chairman. In such case the Appointing Authority shall be at liberty to choose any person it regards as suitable to act as arbitrator.

       18.9.3 The place of arbitration shall be London. The proceedings shall be conducted in the English language exclusively.

       18.9.4 The parties acknowledge that irreparable damage may occur in the event of breach of any of the terms of this Agreement.

       18.9.5 If an arbitration under this Agreement coincides with an arbitrable claim under the New Systems Operations Agreement, all such matters must be asserted in the same arbitration proceedings.

18.10  Performance Guarantee.

       18.10.1 CBOT hereby unconditionally and irrevocably guarantees to DBAG the full and timely performance by Ceres and any of its permitted assigns or legal successors (individually and collectively referred to as "Ceres") of all of Ceres' obligations (the "Performance Obligations") under or pursuant to this Agreement, including, without limitation, the indemnity

                    Software Maintenance Agreement - Final
               obligations hereunder, as and when the same shall be due to be performed under this Agreement, and all liabilities of Ceres under this Agreement in the event of any breach by Ceres of any term hereof. CBOT hereby waives any provision of any statute, regulation or judicial decision otherwise applicable hereto which restricts or in any way limits the rights of an obligee against a guarantor or surety following a default or failure of performance by an obligator with respect to whose obligations the guarantee or surety is provided.

       18.10.2 DBAG may proceed to protect and enforce any or all of its rights under this Section 18.10 pursuant to Section 18.9, whether for the specific performance of any covenants or agreements of Ceres under or pursuant to this Agreement, and shall be entitled to require and enforce the performance by CBOT of all acts and things required to be performed hereunder by Ceres.

       18.10.3 CBOT shall not be entitled to and does hereby waive any and all defenses now or hereafter available to guarantors, sureties and other secondary parties at law or in equity, with the exception of any defenses Ceres may have against DBAG that are available to CBOT.

       18.10.4 DBAG shall be entitled to proceed on first demand directly against CBOT in respect of any Performance Obligation hereunder without any requirement that it first make any demand against or exhaust any remedies available to it from Ceres or to take any other steps.

Board of Trade of the City of Chicago, Inc.       Ceres Trading Limited Partnership, by
                                                  Electronic Chicago Board of Trade, Inc., its
                                                  managing general partner

By:  /s/ David J. Vitale                          By:  /s/ David J. Vitale
    ________________________________________           ____________________________________________

Date:      07/10/02                               Date:    07/10/02

                    Software Maintenance Agreement - Final

Deutsche Borse AG                                 SWX Swiss Exchange

By:  /s/ Rudolf Ferscha                           By:  /s/ Rudolf Ferscha
    ---------------------------------                 ---------------------------------

Date:   07/11/02                                  Date:   07/11/02
      -------------------------------                   -------------------------------
Eurex Frankfurt AG                                Eurex Zurich AG

By:   /s/ Rudolf Ferscha                          By:  /s/ Rudolf Ferscha
     --------------------------------                  --------------------------------

Date:   07/11/02                                  Date:   07/11/02
     --------------------------------                  --------------------------------

                    Software Maintenance Agreement - Final

Schedule 1.1 to the Software Maintenance Agreement

                     Glossary of Defined Terms



"Acceptance"                  means, with respect to a Deliverable, acceptance
                              of such Deliverable as set forth in Section 9.4.

"Acceptance Form"             is defined Section 9.4.

"Access Points"               means the "Access Points" as defined in the New
                              Systems Operations Agreement.

"Affiliate"                   means an "Affiliate" as defined in the
                              Reorganization Agreement.

"Agreement"                   is defined in the Heading and includes the
                              Schedules.

"Appointing Authority"        is defined in Section 18.9.2.

"Business Day"                means a day where banks are open in Chicago,
                              Frankfurt am Main and Zurich.

"CBOT" is defined in the initial paragraph of this Agreement.

"CBOT Electronic Market"      is defined in the Recitals, Section B.

"CBOT/Eurex Alliance, L.L.C." has the meaning as set forth in the Reorganization
                              Agreement.

"Ceres" is defined in the initial paragraph of this Agreement.

"Change of Control"           means a "Change of Control" as defined in the
                              Reorganization Agreement.

"Change Request"              is defined in Section 4.4.

"Chicago Backend"             is defined in the Recitals, Section B.

"Claim"                       is defined in Section 12.4.

"Class 1 Deviation"           is defined in Section 9.4.1.

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 1.1 to the Software Maintenance Agreement

"Class 2 Deviation"           is defined in Section 9.4.1.

"Class 3 Deviation"           is defined in Section 9.4.1.

"Confidential Information"    is defined in Section 15.1.

"DBAG" is defined in the initial paragraph of this Agreement.

"DBAG Catalogue of Prices"    is defined in Section 10.2.

"DBS"                         is defined in the Recitals, Section B.

"Deficiency Report"           means the Deficiency Report described in Section
                              9.1.

"Deliverables"                is defined in Section 4.3.

"Deviations"                  is defined in Section 9.1.

"Effective Date"              means the "Effective Date" as defined in the
                              Reorganization Agreement.

"Escalation Committee"        is defined in Section 5.6.

"Eurex Entities"              is defined in the Recitals, Section A.

"Eurex Exchanges"             is defined in the Recitals, Section A.

"Eurex Frankfurt"             is defined in the initial paragraph of this
                              Agreement.

"Eurex Group"                 means "Eurex Group" as defined in the
                              Reorganization Agreement.

"Eurex Manager"               means the Eurex Manager described in Section 5.5.

"Eurex Operations"            means all operations using the Eurex Software as
                              technological basis, including, without
                              limitation, the Eurex Exchanges, but excluding the CBOT Electronic Market.

"Eurex Software"              means the "Eurex Software" as defined in the
                              Reorganization Agreement.

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 1.1 to the Software Maintenance Agreement

"Eurex Zurich"                is defined in the initial paragraph of this
                              Agreement.

"Facilities"                  is defined in Section 5.3.3.

"Freelancer"                  is defined in Section 5.7.

"Licensed Programs"           means the "Licensed Programs" as defined in the
                              Non-exclusive Software Licence Agreement.

"Maintenance Services"        is defined in Section 2.1.

"Master Software Development  is defined in the Recitals, Section B.
 Agreement"

"Network"                     is defined in the Recitals, Section B.

"Network Restriction"         means the "Network Restriction" as defined in the
                              Reorganization Agreement.

"New Systems Operations       is defined in Section 2.2.
 Agreement"

"Non-exclusive Software       is defined in the Recitals, Section C.
 License Agreement"

"Ownership Parties"           is defined in the Recitals, Section B.

"Patent"                      is defined in Section 14.1.5.

"Performance Obligations"     is defined in Section 18.10.1.

"Preexisting Agreements"      means the "Preexisting Agreements" as defined in
                              the Reorganization Agreement.

"Problem"                     is defined in Section 8.1.

"Problem Report"              is defined in Section 8.3.

"Product Restrictions"        means the "Product Restrictions" as defined in the
                              Reorganization Agreement.

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 1.1 to the Software Maintenance Agreement

"Program Manager"             means the Program Manager described in Section
                              5.4.

"Release a/c/e 1.0"           shall have the meaning as set forth in the Non-
                              exclusive License Agreement.

"Reorganization Agreement"    is defined in the Recitals, Section B.

"Schedule"                    means a schedule to this Agreement.

"Service Fees"                is defined in Section 10.1.

"Services"                    is defined in Section 4.3.

"Sign-Off"                    means, with respect to a Deliverable, sign off of
                              such Deliverable as set forth in Section 9.1.

"Sign-Off Form"               means the Sign-Off Form described in Section 9.1.

"Software License Agreement"  is defined in the Recitals, Section B.

"SWX" is defined in the initial paragraph of this Agreement.

"System"                      means the "System" as defined in the
                              Reorganization Agreement.

"System Investigation         is defined in Section 4.5.
 Request"

"Tasks"                       is defined in Section 4.3.

"Test Procedures"             are any specific procedures set forth in the
                              applicable Change Requests.

"Texas Case"                  is defined in Section 14.1.5.

"UNCITRAL Rules"              is defined in Section 18.9.

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 4.1.1 to the Software Maintenance Agreement

                            Application Maintenance

Nothing contained in this Schedule 4.1.1 is intended to modify Sections 4.4 and
4.5 of the Agreement.

1.   Preventive and Corrective Maintenance

1.1 DBAG will perform Preventive Maintenance and Corrective Maintenance. Preventive Maintenance is the implementation of a change in the Licensed Programs to improve existing functionality or performance prior to a problem in production becoming apparent. Corrective Maintenance is the implementation of a change in the Licensed Programs to correct a problem after it has become apparent in production.

1.2 Either DBAG or Ceres can initiate Preventive Maintenance or Corrective Maintenance by submitting a System Investigation Request to the other party (in each case with a copy to the Eurex Entities) in which the problem and, to the extent reasonably feasible, the appropriate corrective measures are described. In the case of Corrective Maintenance, the initiating party will also classify the problem according to the following criteria:

     Class 1: The problem prevents the Licensed Programs as a whole from operating or would have such an impact on the operation that the use in production is not commercially viable.

     Class 2: The problem has a materially detrimental impact on the operation of the Licensed Programs as a whole, although it can still be used in production in a commercially viable manner, if necessary with reasonable work-around efforts. If a combination of Class 2 and Class 3 problems prevents the Licensed Programs as a whole from being used in a commercially viable manner the combination of Class 2 and Class 3 problems constitutes a Class 1 problem.

Class 3: These are any other problems. If a combination of Class 3 problems prevents the Licensed Programs as a whole from operating or would have such an impact on the operation that use in production is not commercially viable, the combination of Class 3 problems constitutes a Class 1 problem. If a combination of Class 3 problems has a materially detrimental impact on the operation of the Licensed Programs as a whole, although it can still be used in production in a commercially viable manner, if necessary with reasonable work-around efforts, the

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 4.1.1 to the Software Maintenance Agreement
               combination of Class 3 problems constitutes a Class 2 problem.

1.3 In the case of Preventive Maintenance and Class 3 problems the Ceres Program Manager will inform the DBAG Program Manager and the Eurex Manager whether the changes in the Licensed Programs should be implemented independent of any new release which is already planned or whether the changes should be implemented beforehand in the then currently used version of the Licensed Programs. In the case of Corrective Maintenance for Class 1 and Class 2 problems, DBAG will implement the appropriate changes in the Licensed Programs without undue delay.

1.4 The procedures for notifying each other about maintenance (e.g., Help Desk) shall be as set forth in the New Systems Operations Agreement. These procedures will be refined during the course of this Agreement.

2.   Implementation of Changes

2.1 On the occasion of each Service Investigation Request, DBAG will create a System Investigation Request Report ("SIR Report") in its problem tracking system. The SIR Report contains the description of the problem, the solution and, if appropriate, test cases. DBAG will regularly update the SIR Report to reflect the progress on implementing the changes. DBAG will provide copies of the SIR Report and all updates to Ceres and the Eurex Entities.

2.2 DBAG will make the appropriate changes in the Licensed Programs and notify Ceres and the Eurex Entities that the changes are ready for testing in the test environment. The parties will then jointly test the changes in the test environment, and DBAG will accept the changes upon successful conclusion of the tests.

2.3 After acceptance of the changes, DBAG will install them in the Production Environment (as described in Section 4.1 of Schedule 10.2 to the New Systems Operations Agreement) with the next release (in the case of Class 3 problems) or immediately in the case of Class 1 and Class 2 problems. In the latter case the changes will also be included in the next release if appropriate.

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 4.1.1 to the Software Maintenance Agreement

                                      -3-
3.   Pricing

Unless expressly agreed otherwise in writing, DBAG will invoice all work on a time-and-materials basis up to a maximum amount of Euro [**] per calendar year, provided that this cap will not apply with regard to fixing efforts on functional enhancements and First Subsequent Release (as defined in the Non-exclusive Software License Agreement) for work identified before the end of the first week after the production start of such functional enhancements or First Subsequent Release. However, DBAG will provide Ceres an estimate of the anticipated costs for completing work under a System Investigation Request (and, if appropriate, updates of the estimate) as soon as reasonably possible.

                Schedules to the Software Maintenance Agreement
                                     Final

SCHEDULE 4.4 TO THE SOFTWARE MAINTENANCE AGREEMENT

                            MSDA Change Requests and
                         System Investigation Requests


The following Change Requests and System Investigation Requests have been initiated but not completed under the Master Software Development Agreement:

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule  4.4 to the Software Agreement

-----------------------------------------------------------------------------------------------------------------------
  ID#           Title            Non-recurring impacts            Comment                Monthly recurring impact
                                   on costs in (Euro)     (non-recurring impacts)           on costs in (Euro)
-----------------------------------------------------------------------------------------------------------------------
CR082   GATE Maintenance        (Euro)           [**]    fixed                          (Euro) [**] per MISS annually
-----------------------------------------------------------------------------------------------------------------------
CR085   Windows 2000 Support    (Euro)           [**]    estimated;
                                                         Necessary changes to the ace
                                                         software (resulting from
                                                         Windows 2000 requirements)
                                                         with an effort of more than
                                                         20wd as well as the Windows
                                                         2000 Kit Build, -Test and
                                                         -Distribution is not covered
                                                         by thisCR and have to be
                                                         requested separate.
-----------------------------------------------------------------------------------------------------------------------
CR087   Autoleg                 (Euro)           [**]    fixed
-----------------------------------------------------------------------------------------------------------------------
CR090   BCP Production          (Euro)           [**]    (Euro) [**] fixed;             (Euro)              [**]
                                                         (Euro) [**] estimated
-----------------------------------------------------------------------------------------------------------------------
CR091   BCP Market Supervision                                                          (Euro)[**] per workspace
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------
  ID#                   Comment                       Status
                  (recurring impacts)
-----------------------------------------------------------------
CR082        fixed                               Not approved yet
-----------------------------------------------------------------
CR085                                            Approved









-----------------------------------------------------------------
CR087                                            Approved
-----------------------------------------------------------------
CR090        fixed                               Approved

-----------------------------------------------------------------
CR091        fixed;                              Approved
             only applicable in calendar months
             in which the infrastructure was
             utilized by CBOT Market Operations
-----------------------------------------------------------------

                Schedules to the Software Maintenance Agreement
                                     Final

SCHEDULE 4.4 TO THE SOFTWARE MAINTENANCE AGREEMENT

Last Update: Thursday 23rd May 2002

Currently Open SIRs

     ------------------------------------------------------------------------------------------------------------------------------
     SIR Number              Comments                                            Decision     Effort (MD)      Short Description
-----------------------------------------------------------------------------------------------------------------------------------
  1    14745       Will be implemented with #18578                                           (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
  2    17633       CBOT Approved - In Implementation                                         (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
  3    17948       CBOT Approved - Installed in simulation 10.05.02 Test failed.             (Euro)   [**]            [**]
                   Re-opened
-----------------------------------------------------------------------------------------------------------------------------------
  4    18095       Set to HOLD and await further information from CBOT                       (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
  5    18434       In Implementation                                                         (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
  6    18577       CBOT Approved - In Implementation - see ace Open CRs sheet                (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
  7    18911       CBOT Approved - Fixed - Waiting on 17948 (after #3)                       (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
  8    18968       CBOT Approved - In Implementation                                         (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
  9    19016       CBOT Approved - In Implementation (after #8)                              (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
 10    19107       CBOT Approved - Implementation Complete                                   (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
 11    19221       CBOT Approved - In Implementation                                         (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
 12    19308       DB Investigation ongoing                                                  (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
 13    19327       Await CBOT approval to investigate further                                (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
 14    19384       CBOT Approved                                                             (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
 15    19388       DB Investigation ongoing                                                  (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
 16    19389       DB Investigation ongoing                                                  (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
 17    19411       CBOT Approved - Implementation Complete                                   (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
 18    19445       CBOT Approved                                                             (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------
 19    19503       DB Investigation ongoing                                                  (Euro)   [**]            [**]
-----------------------------------------------------------------------------------------------------------------------------------

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 4.4 to the Software Maintenance Agreement

SIRs fixed and in simulation (Highlighted means taken into simulation in the last period)

   --------------------------------------------------------------------------------------------------------------------------------
   SIR Number                   Comments                    In Simul.           Effort (MD)             Short Description
-----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

SIRs fixed and taken to production in the last period

   --------------------------------------------------------------------------------------------------------------------------------
   SIR Number                   Comments                    In Prod.            Effort (MD)             Short Description
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Next Front-end kit

   --------------------------------------------------------------------------------------------------------------------------------
   SIR Number                   Comments                                        Effort (Euro)           Short Description
-----------------------------------------------------------------------------------------------------------------------------------
1    16913          Fixed - Await next front-end kit                      (Euro)              -                [**]
-----------------------------------------------------------------------------------------------------------------------------------
2    18153          Fixed - Await next front-end kit                      (Euro)           [**]                [**]
-----------------------------------------------------------------------------------------------------------------------------------
3    18607          Fixed - Await next front-end kit                      (Euro)              -                [**]
-----------------------------------------------------------------------------------------------------------------------------------
4    19414          Fixed - SIR resulted from W2K tests                   (Euro)              -                [**]
-----------------------------------------------------------------------------------------------------------------------------------
5    19417          Fixed - SIR resulted from W2K tests                   (Euro)              -                [**]
-----------------------------------------------------------------------------------------------------------------------------------

6    19418          Fixed - SIR resulted from W2K tests                   (Euro)              -                [**]
-----------------------------------------------------------------------------------------------------------------------------------

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 5.4 to the Software Maintenance Agreement

                        Program Managers/Eurex Manager

--------------------------------------------------------------------------------
                              Manager                      Substitute
--------------------------------------------------------------------------------
       DBAG
--------------------------------------------------------------------------------
      Ceres                Mary Mc Donnell                  Bernard Dan
--------------------------------------------------------------------------------
      Eurex                  Thomas Lenz                  Michael Widmer
--------------------------------------------------------------------------------

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 4.1.1 to the Software Maintenance Agreement

                          CFTC Regulation 1.59 Letter


Mary McDonnell
Board of Trade of the City of Chicago, Inc.
141 West Jackson Boulevard
Chicago, Illinois 60604 USA


Re:  CFTC Regulation 1.59


Dear Ms. McDonnell:

I am retained or employed and supervised by Deutsche Borse Systems AG/Eurex Zurich AG/Eurex Frankfurt AG in connection with the Software Maintenance Agreement or the provision of the services described therein for the benefit of the CBOT Electronic Market. I have been provided with and reviewed the attached copy of CFTC Regulation 1.59 and hereby agree to abide by its terms.

I consent to the jurisdiction of the Commodity Futures Trading Commission (CFTC) solely in connection with any inquiry or proceeding relating to CFTC Regulation 1.59.


Sincerely,

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 10.2 to the Software Maintenance Agreement

                           DBAG Catalogue of Prices

1.   General Provisions

1.1  All amounts are in Euro (Euro), without VAT.

1.2 The descriptions of services in this catalogue are solely for the purpose of identifying the items for which remuneration is charged and shall not be used for interpreting the scope of work. The technical descriptions of services are set forth in other Schedules and, if applicable, in any Change Requests.

2.   Software Research and Development, Consulting

2.1  Description of Work

     These services are software research and development as well as consulting and support services including the selection, development, introduction and maintenance of software, operation and project management, all as described in more detail in the Agreement, its Schedules and in any Change Requests.

2.2  Remuneration

     Unless a fixed price is agreed, the following hourly rates apply for work performed by individuals in the following DBAG classifications, regardless of whether the individuals are DBAG employees, Freelancers or subcontractor employees.

                  -------------------------------------------
                    Price Levels             Price per hour
                  -------------------------------------------
                    Analyst                    (Euro) [**]
                  -------------------------------------------
                    Junior Consultant          (Euro) [**]
                  -------------------------------------------
                    Specialist                 (Euro) [**]
                  -------------------------------------------
                    Consultant                 (Euro) [**]
                  -------------------------------------------

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 10.2 to the Software Maintenance Agreement.

                  -------------------------------------------
                    Price Levels             Price per hour
                  -------------------------------------------
                    Senior Consultant         (Euro) [**]
                  -------------------------------------------
                    Manager                   (Euro) [**]
                  -------------------------------------------
                    Senior Manager            (Euro) [**]
                  -------------------------------------------

     These hourly rates cover all costs incurred in connection with the performance of the order, except for specific disbursements (e.g., usage of the provided Development Environment (as defined in Section 3.1 below), travel in accordance with the DBAG standard travel policies). DBAG classifies personnel according to its reasonable discretion. In the case of Freelancers and subcontractor employees, the classification is based on a comparison of the individual's position and duties to employees of DBAG. DBAG has informed Ceres' Program Manager about the standard travel policies. If these policies change and the change would result in extra costs to Ceres, the extra costs will not be charged unless Ceres has been notified of such change. Travel time will be charged at one half of the above hourly rates, and then only for (i) the time in which the individual could have been working if the individual was not traveling, or (ii) the loss of the individual's normal time off on weekends or holidays, up to a maximum of 8 hours for any such day.

3.   Development Environment

3.1  Description

     DBAG provides and operates the infrastructure necessary for the development and update of the Eurex Software ("Development Environment"). For the purpose of planning the required number of software development workstations, DBAG and Ceres will establish a utilization plan by 30 September of each year for the next calendar year. The plan will identify the number of required workstations per month for the following year. In order to save costs, the frontend systems are also used for other development.

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 10.2 to the Software Maintenance Agreement.

     A.   Development Frontend Hardware and Software Infrastructure:

          . provision of desktop development and office communication frontend hardware and software (including servers),

          .    setup of the workstations,

          .    removal management,

          .    creation of specific software images,

          .    installation of new server software releases,

          .    installation of new desktop software releases,

          .    system management of the servers,

          .    hardware and software support of the desktop workstations.

     B.   Development Backend Hardware and Software Infrastructure:

          .    installation of the required software on the backend systems,

          .    monitoring the architecture and the application,

          .    permanent control of the system setups,

          . conclusion and administration of the required license and maintenance agreements.

     C.   Performance Test Environment:

          The "Performance Test Environment" represents a scaled-down image of the Production Environment. It serves to monitor the impact of software modifications on performance.

     D.   Acceptance Test Environment:

          The "Acceptance Test Environment" is provided for the acceptance of new releases of the Eurex Software. This environment also represents a scaled-down image of the Production Environment. The Acceptance Test Environment is also used for other exchanges.

                Schedules to the Software Maintenance Agreement
                                     Final

Schedule 10.2 to the Software Maintenance Agreement.

3.2  Remuneration

The remuneration for the use of the Development Environment is not contained in the hourly rates for DBAG's personnel and DBAG's subcontractors (working on an hourly basis and not on a fixed price basis) and will be charged separately with
(Euro) [**] per hour and person. With respect to Ceres' personnel (including Freelancers), Ceres' subcontractors and DBAG's subcontractors working on a fixed price basis, DBAG will charge (Euro) [**] per hour and person (based on 8 hours per day) for the use of the Development Environment.

                Schedules to the Software Maintenance Agreement
                                     Final